FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Reports Q2 2015 Results
17% revenue growth; pre-tax net income of $3.3 million; net income of $1.7 million

SALT LAKE CITY - Aug. 6, 2015 - Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended June 30, 2015.

Key Q2 2015 metrics (comparison to Q2 2014):

•	Revenue: $388.0M vs. $332.5M (17% increase);

•	Gross profit: $73.7M vs. $62.6M (18% increase);

•	Gross margin: 19.0% vs. 18.8% (15 basis point increase);

•	Sales and marketing expense: $28.1M vs. $23.5M (19% increase);

•	Contribution (non-GAAP measure): $45.6M vs. $39.1M (17% increase);

•	G&A/Technology expense: $43.5M vs. $37.3M (17% increase);

•	Pre-tax income: $3.3M vs. $2.3M (40% increase);

•	Provision for income taxes: $1.8M vs. $433,000 ($1.4M increase);

•	Net income*: $1.7M vs. $1.9M ($241,000 decrease); and

•	Diluted EPS: $0.07/share vs. $0.08/share ($0.01/share decrease).

*Net income refers to Net income attributable to stockholders of Overstock.com, Inc.

“I am excited that we are delivering our 14th straight GAAP-profitable quarter along with 17% revenue growth while having funded, developed and launched what may be the most disruptive technology to hit the fintech sector in decades,” said CEO Patrick M. Byrne.

As previously announced, the company will hold a conference call and webcast to discuss its Q2 2015 financial results Thursday, Aug. 6, 2015, at 4:30 p.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 83640617 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 7:30 p.m. ET on Thursday, Aug. 6, 2015, through 11:59 p.m. ET on Thursday, Aug. 13, 2015. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Email questions to Mark Harden at mharden@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue for Q2 2015 and 2014 was $388.0 million and $332.5 million, respectively, a 17% increase. The growth in revenue was primarily due to a 15% increase in orders, coupled with a 5% increase in average order size, from $177 to $185. Although our average order size has increased in recent years, we expect the rate of increase to lessen as our sales mix shift into home and garden products tapers. These increases were partially offset by increased promotional activities including coupons, site sales, and Club O Rewards (which we recognize as a reduction of revenue) due to our driving a higher proportion of our sales using such promotions. In addition, the percentage of revenue we defer from orders taken but not delivered was higher due to increased sales volume at quarter end. We also experienced some slowing of revenue growth in our natural search marketing channel which we believe was due to changes that Google made in its search engine algorithms, to which we are responding.

Gross profit - Gross profit for Q2 2015 and 2014 was $73.7 million and $62.6 million, respectively, an 18% increase, representing 19.0% and 18.8% gross margin for those respective periods. The increase in gross profit was primarily due to higher revenue. The increase in gross margin was primarily due to a continued shift in sales mix into higher margin home and garden products, partially offset by increased promotional activities including coupons, site sales, and Club O Rewards (which we recognize as a reduction of revenue) due to our driving a higher proportion of our sales using such promotions.

Sales and marketing expenses - Sales and marketing expenses totaled $28.1 million and $23.5 million for Q2 2015 and 2014, respectively, a 19% increase, and representing 7.2% and 7.1% of total net revenue for those respective periods. The increase in sales and marketing expenses as a percent of revenue was primarily due to increased spending in the display ad and brand advertising marketing channels, partially offset by decreased spending in the television marketing channel.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) - Contribution for Q2 2015 and 2014 was $45.6 million and $39.1 million, respectively, a 17% increase, representing 11.7% and 11.8% contribution margin for those respective periods.

Contribution (a non-GAAP financial measure - which we reconcile to "gross profit" in our statement of income) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

Our calculation of contribution and contribution margin is set forth below (in thousands):

	Three months ended June 30,
	2015		2014
Total net revenue	$388,013	100%	$332,545	100%
Cost of goods sold	314,356	81.0	269,920	81.2
Gross profit	73,657	19.0	62,625	18.8
Less: Sales and marketing expense	28,087	7.2	23,543	7.1
Contribution and contribution margin	$45,570	11.7%	$39,082	11.8%

Technology expenses - Technology expenses totaled $24.1 million and $21.4 million for Q2 2015 and 2014, respectively, a 12% increase, and representing 6.2% and 6.4% of total net revenue for those respective periods. The increase was primarily due to an increase in depreciation of $1.5 million and an increase in staff-related costs of $1.0 million.

General and administrative ("G&A") expenses - G&A expenses totaled $19.4 million and $15.9 million for Q2 2015 and 2014, respectively, a 22% increase, and representing 5.0% and 4.8% of total revenue for those respective periods. The increase was primarily due to an increase of $1.9 million in staff and travel related costs and a $1.0 million expense from a contract termination fee relating to our disengagement as a sponsor of Marvel Universe LIVE! “We are no longer a sponsor of or affiliated with Marvel Universe LIVE! and were very disappointed in our experience with Feld Entertainment, Inc., the show’s producer. Unfortunately, I am unable to elaborate further,” said CEO Patrick M. Byrne.

We continue to seek opportunities for growth by expanding our international sales and distribution footprint, through our crypto-initiatives, and through other means. As a result of these initiatives, we expect to continue to incur additional technology and G&A expenses, and may make investments in other technology companies. These expenses or investments may be material, and, coupled with the seasonality of our business, may lead to reduced income as compared to prior periods or to losses in some periods.

Overall, our revenue growth drove higher gross profits and growth in contribution. These increases were partially offset by higher technology and G&A expenses as part of our growth and innovation efforts. As a result, operating income increased by $289,000 to $2.1 million in Q2 2015 as compared to $1.8 million in Q2 2014.

Other income, net - Other income, net totaled $1.2 million and $524,000 for Q2 2015 and 2014, respectively. The increase is primarily due to increased Club O Rewards breakage of $745,000 due to increased participation in the Club O Rewards program, including our recently introduced Club O Silver program.

Net cash provided by operating activities - Net cash provided by operating activities was $62.3 million and $50.8 million for the twelve months ended June 30, 2015 and 2014, respectively.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled $17.0 million and $27.0 million for the twelve months ended June 30, 2015 and 2014, respectively. The $10.0 million decrease was due to a $21.5 million increase in capital expenditures including $23.3 million of costs related to the land and development of the company’s future headquarters. The increase in capital expenditures was partially offset by an $11.4 million increase in operating cash flows.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations, reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. Also, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Six months ended June 30,		Twelve months ended June 30,
	2015	2014	2015	2014
Net cash (used in) provided by operating activities	$(47,867)	$(29,299)	$62,266	$50,825
Expenditures for fixed assets, including internal-use software and website development	(19,039)	(15,079)	(45,306)	(23,850)
Free cash flow	$(66,906)	$(44,378)	$16,960	$26,975

Cash and working capital - We had cash and cash equivalents of $105.5 million and $181.6 million and working capital of $2.8 million and $15.3 million at June 30, 2015 and Dec. 31, 2014, respectively. The decrease in working capital is primarily due to capital expenditures including the development costs for our future headquarters, and our investments in other technology companies.

About Overstock.com
Overstock.com, Inc. (OSTK) is an online retailer based in Salt Lake City, Utah that sells a broad range of products at low prices including furniture, rugs, bedding, electronics, clothing, and jewelry. Worldstock.com is dedicated to selling artisan-crafted products from around the world whereas Main Street Revolution supports small businesses across the U.S. by providing them a national customer base. Overstock has additional community-focused initiatives such as a Farmers Market and pet adoptions. Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. Overstock sells internationally under the name O.co. Overstock (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.
O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock Fair Trade, Worldstock, and OVillage are registered trademarks. O.biz, Club O Dollars, and OGlobal are trademarks of Overstock.com, Inc. The Overstock.com, Club O, and Worldstock Fair Trade logos are also registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

# # #

This press release and the Aug. 6, 2015 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the mix of products we sell, the results of legal proceedings and claims and the amounts we spend relating to them, the extent to which we owe income taxes, competition, fluctuations in operating results, any inability to raise capital if needed on acceptable terms, our efforts to expand both domestically and internationally, risks of inventory management and seasonality. Other risks and uncertainties include, among others, risks related to new products and services we may offer, and difficulties with our infrastructure, our expectations regarding the benefits and risks of the credit facility we recently entered into for the purpose of, among other things, financing our construction of an office campus to serve as our corporate headquarters, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them. More information about factors that could potentially affect our financial results is included in our Annual Report on Form 10-K for the year ended Dec. 31, 2014, which was filed with the Securities and Exchange Commission on March 12, 2015 and our Form 10-Q for the quarter ended March 31, 2015 which was filed with the Securities and Exchange Commission on April 29, 2015. These and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$105,471	$181,641
Restricted cash	505	580
Accounts receivable, net	15,843	18,963
Inventories, net	27,528	26,208
Prepaid inventories, net	2,448	3,214
Deferred tax assets, net	15,019	14,835
Prepaids and other current assets	17,620	12,621
Total current assets	184,434	258,062
Fixed assets, net	65,956	52,071
Precious metals	10,853	10,905
Deferred tax assets, net	46,931	50,331
Goodwill	2,784	2,784
Other long-term assets, net	9,812	2,712
Total assets	$320,770	$376,865
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$68,178	$112,787
Accrued liabilities	67,130	81,564
Deferred revenue	45,840	48,451
Notes payable, current	500	—
Total current liabilities	181,648	242,802
Other long-term liabilities	6,207	4,843
Total liabilities	187,855	247,645
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	—	—
Common stock, $0.0001 par value
Authorized shares - 100,000
Issued shares - 27,633 and 27,241
Outstanding shares - 24,325 and 24,037	2	2
Additional paid-in capital	368,260	366,252
Accumulated deficit	(149,457)	(153,864)
Accumulated other comprehensive loss	(736)	(621)
Treasury stock:
Shares at cost - 3,308 and 3,204	(84,893)	(82,531)
Equity attributable to stockholders of Overstock.com, Inc.	133,176	129,238
Equity attributable to noncontrolling interests	(261)	(18)
Total equity	132,915	129,220
Total liabilities and stockholders’ equity	$320,770	$376,865

Overstock.com, Inc.
Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue, net
Direct	$34,428	$33,215	$70,563	$71,262
Partner	353,585	299,330	715,794	602,490
Total net revenue	388,013	332,545	786,357	673,752
Cost of goods sold
Direct	31,235	29,473	63,762	62,570
Partner	283,121	240,447	573,501	484,561
Total cost of goods sold	314,356	269,920	637,263	547,131
Gross profit	73,657	62,625	149,094	126,621
Operating expenses:
Sales and marketing	28,087	23,543	56,059	46,935
Technology	24,059	21,408	47,146	41,009
General and administrative	19,429	15,881	39,963	31,177
Restructuring	—	—	—	(360)
Total operating expenses	71,575	60,832	143,168	118,761
Operating income	2,082	1,793	5,926	7,860
Interest income	38	37	81	78
Interest expense	(8)	(12)	(12)	(19)
Other income, net	1,163	524	1,768	983
Income before income taxes	3,275	2,342	7,763	8,902
Provision for income taxes	1,849	433	3,789	3,023
Consolidated net income	$1,426	$1,909	$3,974	$5,879
Less: Net loss attributable to noncontrolling interests	(242)	—	(433)	—
Net income attributable to stockholders of Overstock.com, Inc.	$1,668	$1,909	$4,407	$5,879
Net income per common share—basic:
Net income attributable to common shares—basic	$0.07	$0.08	$0.18	$0.25
Weighted average common shares outstanding—basic	24,306	24,009	24,260	23,968
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.07	$0.08	$0.18	$0.24
Weighted average common shares outstanding—diluted	24,398	24,190	24,394	24,265

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,		Twelve months ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Consolidated net income	$3,974	$5,879	$6,896	$78,862
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,214	8,105	21,173	15,101
Stock-based compensation to employees and directors	1,738	1,951	3,822	3,634
Deferred income taxes	3,303	2,609	4,435	(65,911)
Loss on investment in precious metals	52	—	1,321	1,075
Loss on investment in cryptocurrency	106	—	106	—
Restructuring reversals	—	(360)	—	(360)
Other	3	(10)	5	(22)
Changes in operating assets and liabilities:
Restricted cash	—	—	1,000	75
Accounts receivable, net	3,120	419	(215)	(1,046)
Inventories, net	(1,320)	6,841	(7,326)	787
Prepaid inventories, net	766	(64)	(580)	(216)
Prepaids and other current assets	(5,347)	(5,485)	(1,317)	(1,220)
Other long-term assets, net	425	(112)	563	(233)
Accounts payable	(44,004)	(33,932)	11,580	7,172
Accrued liabilities	(20,599)	(14,841)	9,849	3,811
Deferred revenue	(2,611)	(1,093)	9,612	6,369
Other long-term liabilities	1,313	794	1,342	2,947
Net cash (used in) provided by operating activities	(47,867)	(29,299)	62,266	50,825
Cash flows from investing activities:
Purchases of marketable securities	(7)	(16)	(14)	(53)
Sales of marketable securities	35	77	35	217
Purchases of intangible assets	(94)	(54)	(175)	(67)
Investment in precious metals	—	—	(2,496)	(8,080)
Investment in cryptocurrency	—	—	(300)	—
Equity method investment	(190)	—	(440)	—
Cost method investment	(7,000)	—	(7,000)	—
Expenditures for fixed assets, including internal-use software and website development	(19,039)	(15,079)	(45,306)	(23,850)
Proceeds from sale of fixed assets	22	—	65	—
Net cash used in investing activities	(26,273)	(15,072)	(55,631)	(31,833)
Cash flows from financing activities:
Payments on capital lease obligations	(362)	(325)	(362)	(325)
Paydown on direct financing arrangement	(151)	(138)	(295)	(270)
Change in restricted cash	75	—	75	125
Proceeds from exercise of stock options	270	342	439	916
Purchase of treasury stock	(2,362)	(2,295)	(2,368)	(2,297)
Proceeds from debt issuance	500	—	500	—
Payment of debt issuance costs	—	—	(1,031)	—
Net cash used in financing activities	(2,030)	(2,416)	(3,042)	(1,851)
Net (decrease) increase in cash and cash equivalents	(76,170)	(46,787)	3,593	17,141
Cash and cash equivalents, beginning of period	181,641	148,665	101,878	84,737
Cash and cash equivalents, end of period	$105,471	$101,878	$105,471	$101,878